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                                                                    EXHIBIT 11.1

                                  LYCOS, INC.

 Computation of Shares Used in Computing Basic and Diluted Net Loss Per Share
                                  (Unaudited)

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
                                                Three Months Ended                        Nine Months Ended
                                                     April 30,                                April 30,
                                       -------------------------------------  ---------------------------------------
                                              1999                1998                1999                1998
                                       -----------------    ----------------  ------------------    -----------------
Common stock, beginning of period.....     42,956,406          28,509,500          38,282,762          27,593,240
Weighted average common shares
  issued during the period, net.......        326,430           2,506,405           4,427,411           1,683,290
Common stock options and warrants
  using the treasury stock method.....             --                  --                  --                  --
                                       -----------------    ----------------  ------------------    -----------------
                                           43,282,836          31,015,905          42,710,173          29,276,530
                                       =================    ================  ==================    =================

Net loss.............................. $  (13,302,092)      $ (22,052,004)    $   (30,650,518)      $ (21,643,405)
                                       =================    ================  ==================    =================
Basic and diluted net loss
  per share........................... $        (0.31)      $       (0.71)    $         (0.72)      $       (0.74)
                                       =================    ================  ==================    =================
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